SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING 08/31/2004
FILE NUMBER 811-08066
SERIES NO.: 4

72DD     1.   Total income dividends for which record date passed during the period.(000's Omitted)
              Class A Shares                   $    68
         2.   Dividends for a second class of open-end company shares
              (000's Omitted)
              Class B Shares                   $     4
              Class C Shares                   $    10
              Investor Class Shares            $ 9,695
              Institutional Class Shares       $     0

73A.     Payments per share outstanding during the entire current period:
              (form nnn.nnnn)
         1.   Dividends from net investment income
              Class A Shares                   $ 0.217
         2. Dividends for a second class of open-end company shares (form nnn.nnnn)
              Class B Shares                   $ 0.072
              Class C Shares                   $ 0.072
              Investor Class Shares            $ 0.246
              Institutional Class Shares       $ 0.271

74U.     1.   Number of shares outstanding (000's Omitted)
              Class A Shares                       193
         2.   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
              Class B Shares                        74
              Class C Shares                       108
              Investor Class Shares             29,009
              Institutional Class Shares             1

74V.     1.   Net asset value per share (to nearest cent)
              Class A Shares                   $ 22.76
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B Shares                   $ 22.59
              Class C Shares                   $ 22.77
              Investor Class Shares            $ 23.30
              Institutional Class Shares       $ 22.79